UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2014

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

Center Bancorp, Inc. (the “Company”) intends to hold its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) on Wednesday, June 24, 2014. Since the date of the 2014 Annual Meeting is more than 30 days after the date of the Company’s 2013 Annual Meeting of Shareholders, in accordance with Securities and Commission regulations, the Company is reporting a new deadline for the submission of shareholder proposals for the 2014 Annual Meeting.

Shareholders who intend to present a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that those proposals, including any notice on Schedule 14N, are received by the Corporate Secretary at the Company’s executive offices in Union, New Jersey on or before the close of business on May 9, 2014. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.

Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who do not intend to have those proposals included in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting pursuant to Securities and Exchange Commission regulations, must ensure that notice of any such proposal (including certain additional information specified in the Company’s Bylaws) is received by the Corporate Secretary at the Company’s executive offices on or before the close of business on May 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated: May 1, 2014

-3-